Exhibit 99.1

B. Riley Financial Reports Second Quarter 2022 Results; Declares $1.00 Dividend

Q2 GAAP Revenues of $42.7 million; Operating Revenues of $266.6 million

Q2 GAAP Net Loss of ($142.2 million), Operating Adjusted EBITDA of $74.2 million

Declares Quarterly Dividend of $1.00 per common share

LOS ANGELES, July 28, 2022 – B. Riley Financial, Inc. (NASDAQ: RILY) (“B. Riley” or the “Company”), a diversified financial services platform, today announced results for the three-month period ended June 30, 2022.

Bryant Riley, Chairman and Co-Chief Executive Officer of B. Riley Financial, commented: “Our second quarter results demonstrated the relative strength and ability of our non-cyclical businesses to steadily perform amid disruptive markets. Periods of volatility have historically presented our most attractive opportunities to differentiate ourselves with clients, attract top talent, and generate sustainable share gains across key business lines. We believe the current environment is no exception.”

“Despite the markdown on our investments and declines in our underwriting business, our dynamic platform has demonstrated continued resiliency. We have earned over $17.00 per share for our shareholders since 2019, and despite a GAAP net loss of ($43.4 million) over the trailing twelve-month period, we delivered operating EBITDA of $366 million in the same period, representing a meaningful increase compared to $114 million in 2019. Increasing contributions from less cyclical and less episodic businesses have exceeded the capital needed to support our dividend while providing us flexibility to continue to invest across our business.”

“At the same time, strategic investments remain an integral part of our business, as a strategy that helps competitively advantage our clients. Our cash and investment portfolio has been diversified to balance our allocation between debt and equity-related investments. In our credit positions, we have demonstrated an ability to structure lending opportunities that enable us to earn attractive spreads with minimal impairments over time. The remainder of our portfolio is focused on public and private small-cap companies where we have high conviction in capital appreciation over our investment horizon. Securities in our investment portfolio have exceeded the Russell 2000 Index in multiple market cycles, having generated total returns of more than 90% to B. Riley since 2019. As we look ahead, we remain optimistic about the total return potential of our investment portfolio, as well as our ability to capitalize on opportunities being presented by the current market dislocation.”

Tom Kelleher, Co-Chief Executive Officer of B. Riley Financial, added: “During the quarter, the balance of our operating businesses continued to deliver steady cash flow to our platform while performing to support our clients. Amid another transformative period for B. Riley, we have made meaningful progress in expanding our existing businesses while consolidating recent acquisitions. Our communications business with Lingo serves as a leading source of recurring cash flow for our platform as financial consulting performs steadily quarter-to-quarter and year-to-year. With core capabilities in restructuring, asset disposition, and distressed financing, we believe our diversified platform stands to benefit during periods of market austerity. As we begin to realize synergies from combining National Holdings and FocalPoint into our respective legacy wealth and investment banking businesses, we are looking to the horizon and evaluating other accretive acquisitions to accelerate our growth.”

Declaration of Common Dividend

B. Riley has declared a regular quarterly cash dividend of $1.00 per common share which is payable on or about August 23 to common stockholders of record as of August 11.

www.brileyfin.com | NASDAQ: RILY	1

Financial Summary

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in thousands, except for share data)	2022	2021	2022	2021

Net (loss) income available to common shareholders	$(142,161)	$73,887	$(154,225)	$326,794

Basic (loss) income per common share	$(5.07)	$2.70	$(5.52)	$12.03
Diluted (loss) income per common share	$(5.07)	$2.58	$(5.52)	$11.39

Net loss available to common shareholders of ($142.2 million), or ($5.07) diluted earnings per share (EPS), was driven by investment loss (4) of ($223.9 million) related to the decline in capital markets which impacted the value of the Company’s investment portfolio. Net loss was ($154.2 million) year-to-date, or diluted EPS of ($5.52).

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in thousands)	2022	2021	2022	2021

Operating Revenues (2)	$266,627	$304,091	$540,606	$637,308
Investment (Loss) Gains (4)	(223,927)	32,679	(292,317)	299,621
Total Revenues	$42,700	$336,770	$248,289	$936,929

Operating Adjusted EBITDA (3)	$74,220	$92,124	$158,407	$214,841
Investment Adjusted EBITDA (5)	(209,997)	32,763	(253,522)	295,527
Total Adjusted EBITDA (1)	$(135,777)	$124,887	$(95,115)	$510,368

●	Total revenues were $42.7 million for the quarter and $248.3 million year-to-date.
●	Operating revenues (2) were $266.6 million for the quarter and $540.6 million year-to-date.
●	Operating adjusted EBITDA (3) of $74.2 million for the quarter and $158.4 million year-to-date.
●	Total adjusted EBITDA (1) loss of ($135.8 million) for the quarter and ($95.1 million) year-to-date.

As of June 30, 2022, cash and investments (6) totaled approximately $2.2 billion including cash and cash equivalents of $216.1 million. Total cash and investments, (6) net of debt, was $61.5 million.

www.brileyfin.com | NASDAQ: RILY	2

Segment Financial Summary

	Operating Revenues (2)		Investment Gains (Loss) (4)		Total Segment Revenue
	Three Months Ended June 30,		Three Months Ended June 30,		Three Months Ended June 30,
(Dollars in thousands)	2022	2021	2022	2021	2022	2021
Capital Markets	$129,825	$151,488	$(225,455)	$29,897	$(95,630)	$181,385
Wealth Management	60,861	87,444	1,528	2,865	62,389	90,309
Auction and Liquidation	3,924	17,277	-	-	3,924	17,277
Financial Consulting	24,310	23,735	-	-	24,310	23,735
Principal Investments - Communications and Other	42,533	19,646	-	-	42,533	19,646
Brands	5,174	4,501	-	(83)	5,174	4,418

	Segment Operating Income (Loss) (7)		Investment Income (Loss) (5)		Total Segment Income (Loss)
	Three Months Ended June 30,		Three Months Ended June 30,		Three Months Ended June 30,
(Dollars in thousands)	2022	2021	2022	2021	2022	2021
Capital Markets	$53,282	$74,701	$(211,525)	$29,981	$(158,243)	$104,682
Wealth Management	(8,841)	(3,598)	1,528	2,865	(7,313)	(733)
Auction and Liquidation	451	3,555	-	-	451	3,555
Financial Consulting	4,284	4,175	-	-	4,284	4,175
Principal Investments - Communications and Other	7,647	7,275	-	-	7,647	7,275
Brands	3,773	3,096	-	(83)	3,773	3,013

For the three months ended June 30, 2022:

Excluding investment loss of ($225.5 million),(4) Capital Markets segment operating revenues decreased to $129.8 million from $151.5 million in the prior year period. Segment operating income (7) fell to $53.3 million from $74.7 million in the prior year period. Results for the quarter were impacted by declines in investment banking and institutional brokerage activities that were consistent with the industry-wide reduction in deal activity.

Wealth Management revenues fell to $62.4 million with a segment loss of ($7.3 million) due to reduced activity and the impact of a settlement related to a legacy National Securities regulatory matter which pre-dated the Company’s acquisition in 2021.

Auction and Liquidation revenues were $3.9 million with segment income of $0.5 million. Results for this segment vary from quarter-to-quarter and year-to-year due to the episodic impact of large retail liquidation engagements.

Financial Consulting revenues increased to $24.3 million, up from $23.7 million in the prior year period. Segment income increased to $4.3 million, up from $4.2 million in the prior year period. The increase was driven primarily by bankruptcy restructuring and forensic litigation consulting matters, in addition to appraisal engagements and real estate dispositions.

Principal Investments – Communications and Other segment revenues increased to $42.5 million, up from $19.6 million in the prior year period due to the addition of Lingo and Marconi Wireless. On a combined basis, communications businesses – magicJack, United Online, Marconi Wireless and Lingo—along with other principal investments, generated segment income of $7.6 million for the quarter.

Brands segment revenues increased to $5.2 million, up from $4.4 million in the prior year period related to the licensing of trademarks for six brands: Catherine Malandrino, English Laundry, Joan Vass, Kensie Girl, Limited Too, and Nanette Lepore. Segment income increased to $3.8 million, up from $3.0 million in the prior year period.

www.brileyfin.com | NASDAQ: RILY	3

	Operating Revenues (2)		Investment Gains (Loss) (4)		Total Segment Revenue
	Six Months Ended June 30,		Six Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands)	2022	2021	2022	2021	2022	2021
Capital Markets	$260,335	$359,387	$(294,367)	$294,400	$(34,032)	$653,787
Wealth Management	137,818	152,986	2,050	5,221	139,868	158,207
Auction and Liquidation	7,279	30,727	-	-	7,279	30,727
Financial Consulting	50,246	45,144	-	-	50,246	45,144
Principal Investments - Communications and Other	75,197	40,175	-	-	75,197	40,175
Brands	9,731	8,889	-	-	9,731	8,889

	Segment Operating Income (Loss) (7)		Investment Income (Loss) (5)		Total Segment Income (Loss)
	Six Months Ended June 30,		Six Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands)	2022	2021	2022	2021	2022	2021
Capital Markets	$111,151	$180,684	$(255,572)	$290,306	$(144,421)	$470,990
Wealth Management	(19,459)	(1,927)	2,050	5,221	(17,409)	3,294
Auction and Liquidation	(349)	4,462	-	-	(349)	4,462
Financial Consulting	9,196	7,497	-	-	9,196	7,497
Principal Investments - Communications and Other	16,491	14,806	-	-	16,491	14,806
Brands	6,991	6,094	-	-	6,991	6,094

For the six months ended June 30, 2022:

Excluding the year-to-date investment loss (4) of ($294.4 million), Capital Markets segment operating revenues (2) were $260.3 million with segment operating income (7) of $111.2 million.

Wealth Management segment revenues were $139.9 million with segment loss of ($17.4 million), year-to-date.

Auction and Liquidation segment revenues were $7.3 million with a segment loss of ($0.3 million), year-to-date.

Financial Consulting year-to-date segment revenues increased to $50.2 million, up from $45.1 million for the prior year-ago period. Segment income of $9.2 million increased compared to $7.5 million in the prior year-ago period.

Principal Investments – Communications and Other segment revenues were $75.2 million with segment income of $16.5 million, year-to-date.

Brands segment year-to-date revenues increased to $9.7 million, up from $8.9 million in the prior year-ago period. Segment income increased to $7.0 million, up from $6.1 million in the prior year ago period.

Investments in the Hurley and Justice brands contributed dividend income of $7.4 million for the quarter, and $13.3 million year-to-date. Results related to the Hurley and Justice investments are recognized as Capital Markets segment operating income. (7)

Supplemental Financial Data

Additional details related to operating results and investment performance can be found in the Second Quarter 2022 Financial Supplement on B. Riley’s investor relations website.

www.brileyfin.com | NASDAQ: RILY	4

Conference Call Details

Management will host an investor call to discuss its second quarter results today, Thursday, July 28, 2022 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time). Investors may access the live broadcast and archived recording via ir.brileyfin.com.

Date and Time:	Thursday, July 28, 2022 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time)
Dial In:	1-855-327-6837 (toll-free) or 1-631-891-4304 (international)
Audio Webcast:	https://ir.brileyfin.com/events-and-presentations

Replay (expires Thursday, August 4, 2022)
Dial In:	1-844-512-2921; 10019761 (pin)

About B. Riley Financial

B. Riley Financial is a diversified financial services platform that delivers tailored solutions to meet the strategic, operational, and capital needs of its clients and partners. B. Riley leverages cross-platform expertise to provide clients with full service, collaborative solutions at every stage of the business life cycle. Through its affiliated subsidiaries, B. Riley provides end-to-end, collaborative financial services across investment banking, institutional brokerage, private wealth and investment management, financial consulting, corporate restructuring, operations management, risk and compliance, due diligence, forensic accounting, litigation support, appraisal and valuation, auction, and liquidation services. B. Riley opportunistically invests to benefit its shareholders, and certain registered affiliates originate and underwrite senior secured loans for asset-rich companies. B. Riley refers to B. Riley Financial, Inc. and/or one or more of its subsidiaries or affiliates. For more information, please visit www.brileyfin.com.

Footnotes (See "Note Regarding Use of Non-GAAP Financial Measures" for further discussion of these non-GAAP terms.)

(1)	Adjusted EBITDA includes earnings before interest, taxes, depreciation, amortization, restructuring costs, share-based payments, gain on extinguishment of loans, impairment of tradenames, and transaction related and other costs. For a definition of adjusted EBITDA and a reconciliation to GAAP financial measures, please see the Appendix hereto.
(2)	Operating revenue is defined as the sum of revenues from services and fees, interest income - loans and securities lending, and sale of goods.
(3)	Operating adjusted EBITDA is defined as adjusted EBITDA excluding trading income (losses) and fair value adjustments on loans and other investment related expenses.
(4)	Investment gains (loss) is defined as trading income (losses) and fair value adjustments on loans.
(5)	Investment adjusted EBITDA and investment income (loss) are defined as trading income (losses) and fair value adjustments on loans, less other investment related expenses.
(6)	Total cash and investments is defined as the sum of cash and cash equivalents, restricted cash, due from clearing brokers net of due to clearing brokers, securities and other investments owned, at fair value net of (i) securities sold not yet purchased and (ii) noncontrolling interest related to investments, advances against customer contracts, loans receivable, at fair value net of loan participations sold, and other investments reported in prepaid and other assets.
(7)	Segment operating income (loss) is defined as segment income (loss) excluding trading income (losses) and fair value adjustments on loans and other investment related expenses.

www.brileyfin.com | NASDAQ: RILY	5

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including operating revenues, adjusted EBITDA, operating adjusted EBITDA, and investment adjusted EBITDA, may be considered non-GAAP financial measures. B. Riley Financial believes this information is useful to investors because it provides a basis for measuring the Company's available capital resources, the operating performance of its business and its revenues and cash flow, (i) excluding in the case of operating revenues, trading income (losses) and fair value adjustments on loans, (ii) excluding in the case of adjusted EBITDA, net interest expense, provisions for or benefit from income taxes, depreciation, amortization, fair value adjustment, restructuring costs, gain on extinguishment of loans, impairment of trade names, stock-based compensation and transaction and other expenses, (iii) excluding in the case of operating adjusted EBITDA, the aforementioned adjustments for adjusted EBITDA as well as trading income (losses) and fair value adjustments on loans, and other investment related expenses, (iv) including in the case of investment adjusted EBITDA, trading income (losses) and fair value adjustments on loans, net of other investment related expenses, and (v) including in the case of total cash and investments, net of debt, total cash, net securities and investments, and other minus total debt, that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles ("GAAP"). In addition, the Company's management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company's operating performance, management compensation, capital resources, and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

Forward-Looking Statements

Statements in this press release that are not descriptions of historical facts are forward-looking statements that are based on management's current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition, and stock price could be materially negatively affected. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to us and speak only as of the date of this press release. Such forward-looking statements include, but are not limited to, statements regarding our excitement and the expected growth of our business segments. Factors that could cause such actual results to differ materially from those contemplated or implied by such forward-looking statements include, without limitation, the risks associated with the unpredictable and ongoing impact of the COVID-19 pandemic and other risks described from time to time in B. Riley Financial, Inc.’s periodic filings with the SEC, including, without limitation, the risks described in B. Riley Financial, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021 under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” (as applicable). Additional information will be set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022. These factors should be considered carefully, and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and B. Riley Financial undertakes no duty to update this information.

Contacts

Investors	Media
Mike Frank	Jo Anne McCusker
ir@brileyfin.com	press@brileyfin.com
(212) 409-2424	(646) 885-5425

www.brileyfin.com | NASDAQ: RILY	6

B. RILEY FINANCIAL, INC.

Consolidated Balance Sheets

(Dollars in thousands, except par value)

	June 30,	December 31,
	2022	2021
	(Unaudited)
Assets
Assets:
Cash and cash equivalents	$216,098	$278,933
Restricted cash	928	927
Due from clearing brokers	50,597	29,657
Securities and other investments owned, at fair value	1,144,896	1,532,095
Securities borrowed	2,414,074	2,090,966
Accounts receivable, net	52,935	49,673
Due from related parties	645	2,074
Loans receivable, at fair value (includes $88,893 and $167,744 from related parties as of June 30, 2022 and December 31, 2021, respectively)	770,840	873,186
Prepaid expenses and other assets	480,276	463,502
Operating lease right-of-use assets	59,806	56,969
Property and equipment, net	14,182	12,870
Goodwill	394,331	250,568
Other intangible assets, net	270,322	207,651
Deferred tax assets, net	5,287	2,848
Total assets	$5,875,217	$5,851,919
Liabilities and Equity
Liabilities:
Accounts payable	$22,428	$6,326
Accrued expenses and other liabilities	245,773	343,750
Deferred revenue	79,226	69,507
Deferred tax liabilities, net	—	93,055
Due to related parties and partners	470	—
Due to clearing brokers	24,695	69,398
Securities sold not yet purchased	5,403	28,623
Securities loaned	2,414,201	2,088,685
Operating lease liabilities	70,972	69,072
Notes payable	23,186	357
Revolving credit facility	80,000	80,000
Term loans, net	367,815	346,385
Senior notes payable, net	1,644,778	1,606,560
Total liabilities	4,978,947	4,801,718

Commitments and contingencies
Redeemable noncontrolling interests in equity of subsidiaries	352,894	345,000
B. Riley Financial, Inc. equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; 4,535 and 4,512 issued and outstanding as of June 30, 2022 and December 31, 2021, respectively; and liquidation preference of $113,380 and $112,790 as of June 30, 2022 and December 31, 2021, respectively	—	—
Common stock, $0.0001 par value; 100,000,000 shares authorized; 28,290,458 and 27,591,028 issued and outstanding as of June 30, 2022 and December 31, 2020, respectively	3	3
Additional paid-in capital	459,220	413,486
Retained earnings	32,570	248,862
Accumulated other comprehensive loss	(3,884)	(1,080)
Total B. Riley Financial, Inc. stockholders' equity	487,909	661,271
Noncontrolling interests	55,467	43,930
Total equity	543,376	705,201
Total liabilities and equity	$5,875,217	$5,851,919

www.brileyfin.com | NASDAQ: RILY	7

B. RILEY FINANCIAL, INC.

Consolidated Statements of Operations

(Unaudited)

(Dollars in thousands, except share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenues:
Services and fees	$200,905	$266,143	$411,580	$555,612
Trading (losses) income and fair value adjustments on loans	(223,927)	32,679	(292,317)	299,621
Interest income - Loans and securities lending	63,835	25,491	125,261	62,411
Sale of goods	1,887	12,457	3,765	19,285
Total revenues	42,700	336,770	248,289	936,929
Operating expenses:
Direct cost of services	17,785	12,094	29,436	23,416
Cost of goods sold	1,994	3,626	4,245	8,952
Selling, general and administrative expenses	167,136	199,922	342,335	391,266
Interest expense - Securities lending and loan participations sold	14,544	10,983	26,310	30,172
Total operating expenses	201,459	226,625	402,326	453,806
Operating (loss) income	(158,759)	110,145	(154,037)	483,123
Other income (expense):
Interest income	500	56	567	105
Change in fair value of financial instruments and other	4,321	6,509	10,302	6,509
(Loss) income from equity investments	(3,399)	(852)	3,376	23
Interest expense	(31,764)	(20,856)	(62,200)	(40,642)
(Loss) income before income taxes	(189,101)	95,002	(201,992)	449,118
Benefit from (provision for) income taxes	52,513	(19,902)	56,208	(117,420)
Net (loss) income	(136,588)	75,100	(145,784)	331,698
Net income (loss) attributable to noncontrolling interests and redeemable noncontrolling interests	3,571	(576)	4,437	1,366
Net (loss) income attributable to B. Riley Financial, Inc.	(140,159)	75,676	(150,221)	330,332
Preferred stock dividends	2,002	1,789	4,004	3,538
Net (loss) income available to common shareholders	$(142,161)	$73,887	$(154,225)	326,794

Basic (loss) income per common share	$(5.07)	$2.70	$(5.52)	$12.03
Diluted (loss) income per common share	$(5.07)	$2.58	$(5.52)	$11.39

Weighted average basic common shares outstanding	28,051,570	27,344,184	27,953,845	27,159,257
Weighted average diluted common shares outstanding	28,051,570	28,668,465	27,953,845	28,690,444

www.brileyfin.com | NASDAQ: RILY	8

B. RILEY FINANCIAL, INC.

Segment Financial Information

(Unaudited)

(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Capital Markets segment:
Revenues - Services and fees	$67,426	$125,997	$136,510	$296,976
Trading (losses) income and fair value adjustments on loans	(225,455)	29,897	(294,367)	294,400
Interest income - Loans and securities lending	62,399	25,491	123,825	62,411
Total revenues	(95,630)	181,385	(34,032)	653,787
Selling, general and administrative expenses	(45,865)	(65,473)	(79,982)	(151,613)
Interest expense - Securities lending and loan participations sold	(14,544)	(10,983)	(26,310)	(30,172)
Depreciation and amortization	(2,204)	(247)	(4,097)	(1,012)
Segment (loss) income	(158,243)	104,682	(144,421)	470,990
Wealth Management segment:
Revenues - Services and fees	60,861	87,444	137,818	152,986
Trading income and fair value adjustments on loans	1,528	2,865	2,050	5,221
Total revenues	62,389	90,309	139,868	158,207
Selling, general and administrative expenses	(68,394)	(88,702)	(154,136)	(150,174)
Depreciation and amortization	(1,308)	(2,340)	(3,141)	(4,739)
Segment (loss) income	(7,313)	(733)	(17,409)	3,294
Auction and Liquidation segment:
Revenues - Services and fees	2,488	5,534	5,843	12,892
Revenues - Sale of goods	—	11,743	—	17,835
Interest income - Loans and securities lending	1,436	—	1,436	—
Total revenues	3,924	17,277	7,279	30,727
Direct cost of services	(1,296)	(7,540)	(3,631)	(14,120)
Cost of goods sold	—	(3,105)	—	(7,579)
Selling, general and administrative expenses	(2,177)	(3,077)	(3,997)	(4,566)
Segment income (loss)	451	3,555	(349)	4,462
Financial Consulting segment:
Revenues - Services and fees	24,310	23,735	50,246	45,144
Selling, general and administrative expenses	(19,948)	(19,471)	(40,891)	(37,460)
Depreciation and amortization	(78)	(89)	(159)	(187)
Segment income	4,284	4,175	9,196	7,497
Principal Investments - Communications and Other segment:
Revenues - Services and fees	40,646	18,932	71,432	38,725
Revenues - Sale of goods	1,887	714	3,765	1,450
Total revenues	42,533	19,646	75,197	40,175
Direct cost of services	(16,489)	(4,554)	(25,805)	(9,296)
Cost of goods sold	(1,994)	(521)	(4,245)	(1,373)
Selling, general and administrative expenses	(12,808)	(4,768)	(21,836)	(9,638)
Depreciation and amortization	(3,595)	(2,528)	(6,820)	(5,062)
Segment income	7,647	7,275	16,491	14,806
Brands segment:
Revenues - Services and fees	5,174	4,501	9,731	8,889
Trading loss and fair value adjustments on loans	—	(83)	—	—
Total revenues	5,174	4,418	9,731	8,889
Selling, general and administrative expenses	(818)	(690)	(1,574)	(1,366)
Depreciation and amortization	(583)	(715)	(1,166)	(1,429)
Segment income	3,773	3,013	6,991	6,094
Consolidated operating (loss) income from reportable segments	(149,401)	121,967	(129,501)	507,143

Corporate and other expenses	(9,358)	(11,822)	(24,536)	(24,020)
Interest income	500	56	567	105
Change in fair value of financial instruments and other	4,321	6,509	10,302	6,509
(Loss) Income on equity investments	(3,399)	(852)	3,376	23
Interest expense	(31,764)	(20,856)	(62,200)	(40,642)
(Loss) income before income taxes	(189,101)	95,002	(201,992)	449,118
Benefit from (provision for) income taxes	52,513	(19,902)	56,208	(117,420)
Net (loss) income	(136,588)	75,100	(145,784)	331,698
Net income (loss) attributable to noncontrolling interests and redeemable noncontrolling interests	3,571	(576)	4,437	1,366
Net (loss) income attributable to B. Riley Financial, Inc.	(140,159)	75,676	(150,221)	330,332
Preferred stock dividends	2,002	1,789	4,004	3,538
Net (loss) income available to common shareholders	$(142,161)	$73,887	$(154,225)	$326,794

www.brileyfin.com | NASDAQ: RILY	9

B. RILEY FINANCIAL, INC.

Adjusted EBITDA and Operating Adjusted EBITDA Reconciliation

(Unaudited)

(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net (loss) income attributable to B. Riley Financial, Inc.	$(140,159)	$75,676	$(150,221)	$330,332
Adjustments:
(Benefit from) provision for income taxes	(52,513)	19,902	(56,208)	117,420
Interest expense	31,764	20,856	62,200	40,642
Interest income	(500)	(56)	(567)	(105)
Share based payments	14,202	8,608	31,215	14,134
Depreciation and amortization	7,961	6,165	15,809	12,924
Gain on extinguishment of loans	—	(6,509)	(1,102)	(6,509)
Transactions related costs and other	3,468	245	3,759	1,530

Total EBITDA adjustments	4,382	49,211	55,106	180,036

Adjusted EBITDA	$(135,777)	$124,887	$(95,115)	$510,368
Operating EBITDA Adjustments:
Trading losses (income) and fair value adjustments on loans	223,927	(32,679)	292,317	(299,621)
Other investment related expenses	(13,930)	(84)	(38,795)	4,094

Total Operating EBITDA Adjustments	209,997	(32,763)	253,522	(295,527)

Operating Adjusted EBITDA	$74,220	$92,124	$158,407	$214,841

www.brileyfin.com | NASDAQ: RILY	10

B. RILEY FINANCIAL, INC.

Adjusted Net Income Reconciliation

(Unaudited)

(Dollars in thousands, except share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net (loss) income attributable to B. Riley Financial, Inc.	$(140,159)	$75,676	$(150,221)	$330,332
Adjustments:
Share based payments	14,202	8,608	31,215	14,134
Amortization of intangible assets	6,940	5,134	13,756	11,020
Gain on extinguishment of loans	—	(6,509)	(1,102)	(6,509)
Transactions related costs and other	3,468	245	3,759	1,530
Income tax effect of adjusting entries	(6,707)	(1,557)	(12,889)	(5,073)
Adjusted net (loss) income attributable to B. Riley Financial, Inc.	$(122,256)	$81,597	$(115,482)	$345,434

Adjusted (loss) income per common share:
Adjusted basic (loss) income per share	$(4.36)	$2.98	$(4.13)	$12.72
Adjusted diluted (loss) income per share	$(4.36)	$2.85	$(4.13)	$12.04

Shares used to calculate adjusted basic net income per share	28,051,570	27,344,184	27,953,845	27,159,257
Shares used to calculate adjusted diluted net income per share	28,051,570	28,668,465	27,953,845	28,690,444

# # #

Source: B. Riley Financial, Inc.

www.brileyfin.com | NASDAQ: RILY	11